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                                                                  Exhibit (d)(4)

                              QUANTUM CORPORATION
                         1993 LONG-TERM INCENTIVE PLAN
                           (As amended May 29, 2001)

   1.   Purpose of the Plan.  The purpose of the Quantum Corporation 1993 Long-
        -------------------
Term Incentive Plan is to enable Quantum Corporation to provide an incentive to eligible employees, consultants and officers whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its employment the best available talent for the successful conduct of its business. It is intended that this purpose will be effected through the granting of (a) stock options,
(b) stock purchase rights, (c) stock appreciation rights, and (d) long-term performance awards.

   2.   Definitions.  As used herein, the following definitions shall apply:
        -----------

           (a) "Administrator" means the Board or such of its Committees as
                -------------
shall be administering the Plan, in accordance with Section 5 of the Plan.

           (b) "Applicable Laws" means the requirements relating to the
                ---------------
administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

           (c) "Board" means the Board of Directors of the Company.
                -----

           (d) "Code" means the Internal Revenue Code of 1986, as amended.
                ----

           (e) "Committee" means a Committee appointed by the Board in
                ---------
accordance with Section 5 of the Plan.

           (f) "Company" means Quantum Corporation, a Delaware corporation.
                -------

           (g) "Consultant" means any person, including an advisor, engaged by
                ----------
the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a Director's fee by the Company or who are not compensated by the Company for their services as Directors.

           (h) "Continuous Status as an Employee or Consultant" means that the
                ----------------------------------------------
employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or where applicable, any entity affiliated with the Company. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries, or where applicable, affiliated or successor entities; (ii) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options,
--------
any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute or (iii) notification by the Company of a reduction-in-force; such termination shall be considered to have occurred at the end of the Employee's continuation period.

     (i) "Director" means a member of the Board.
          --------

     (j) "Disability" means total and permanent disability as defined in Section
          ----------
22(e)(3) of the Code.

     (k) "Employee" means any person, including Officers and Directors, employed
          --------
by the Company or any Parent, Subsidiary or where applicable, entities affiliated with the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          ------------

     (m) "Fair Market Value" means, as of any date, the value of a Share
          -----------------
determined as follows:

             (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

             (iii) In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Administrator.

     (n) "Incentive Stock Option" means an Option intended to qualify as an
          ----------------------
incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (o) "Long-Term Performance Award" means an award under Section 9 below.  A
          ---------------------------
Long-Term Performance Award shall permit the recipient to receive a cash or stock bonus (as determined by the Administrator) upon satisfaction of such performance factors as are set out in the recipient's individual grant. Long-term Performance Awards will be based upon the achievement of Company, Subsidiary and/or individual performance factors or upon such other criteria as the Administrator may deem appropriate.

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     (p)  "Long-Term Performance Award Agreement" means a written agreement
           -------------------------------------
between the Company and an Optionee evidencing the terms and conditions of an individual Long-Term Performance Award grant. The Long-Term Performance Award Agreement is subject to the terms and conditions of the Plan.

     (q)  "Nonstatutory Stock Option" means any Option that is not an Incentive
           -------------------------
Stock Option.

     (r)  "Notice of Grant" means a written notice evidencing certain terms and
           ---------------
conditions of an individual Option, Stock Purchase Right, SAR or Long-Term Performance Award grant. The Notice of Grant is part of the Option Agreement, the SAR Agreement and the Long-Term Performance Award Agreement.

     (s)  "Officer" means a person who is an officer of the Company within the
           -------
meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (t)  "Option" means a stock option granted pursuant to the Plan.
           ------

     (u)  "Option Agreement" means a written agreement between the Company and
           ----------------
an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (v)  "Optioned Stock" means the Shares subject to an Option or Right.
           --------------

     (w)  "Optionee" means an Employee or Consultant who holds an outstanding
           --------
Option or Right.

     (x)  "Parent" means a "parent corporation," whether now or hereafter
           ------
existing, as defined in Section 424(e) of the Code.

     (y)  "Plan" means this Quantum Corporation 1993 Long-Term Incentive Plan.
           ----

     (z)  "Restricted Stock" means the Shares subject to a Restricted Stock
           ----------------
Purchase Agreement acquired pursuant to a grant of Stock Purchase Rights under
Section 8 below.

     (aa) "Restricted Stock Purchase Agreement" means a written agreement
           -----------------------------------
between the Company and the Optionee evidencing the terms and restrictions applying to Restricted Stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

     (bb) "Right" means and includes SARs, Long-Term Performance Awards and
           -----
Stock Purchase Rights granted pursuant to the Plan.

     (cc) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor
           ----------
rule thereto, as in effect when discretion is being exercised by the Administrator with respect to the Plan.

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       (dd) "SAR" means a stock appreciation right granted pursuant to Section 7
             ---
of the Plan.

       (ee) "SAR Agreement" means a written agreement between the Company and an
             -------------
Optionee evidencing the terms and conditions of an individual SAR grant. The SAR Agreement is subject to the terms and conditions of the Plan.

       (ff) "Share" means a share of common stock of the Company, as adjusted in
             -----
accordance with Section 11 of the Plan.

       (gg) "Stock Purchase Right" means the right to purchase Shares pursuant
             --------------------
to Section 8 of the Plan, as evidenced by a Notice of Grant.

       (hh) "Subsidiary" means a "subsidiary corporation," whether now or
             ----------
hereafter existing, as defined in Section 424(f) of the Code.

   3. Eligibility.  Nonstatutory Stock Options and Rights may be granted to
      -----------
Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Right may be granted additional Options or Rights.

   4. Stock Subject to the Plan.
      -------------------------

       (a) Shares Reserved Under the Plan.  Subject to the provisions of Section
           ------------------------------
11 of the Plan, the total number of Shares reserved and available for issuance under the Plan is 46,343,212 Shares, plus an annual increase to be added on April 1 of each year beginning in 2002 equal to 4% of the number of Shares outstanding on the preceding March 31. The maximum number of Shares reserved and available for issuance pursuant to Incentive Stock Options is 28,000,000 Shares increased, annually, by 3,000,000 of the Shares added to the Plan under the preceding sentence; provided, however, that any or all such annual increases in
                    --------
the number of Shares available for issuance pursuant to Incentive Stock Options shall be subject to stockholder approval to the extent the Administrator determines that such approval is required by the applicable provisions of the Code.

       (b) Subject to Section 11 of the Plan, if any Shares that have been optioned under an Option cease to be subject to such Option (other than through exercise of the Option), or if any Option or Right granted hereunder is forfeited, or any such award otherwise terminates prior to the issuance of Common Stock to the participant, the Shares that were subject to such Option or Right shall again be available for distribution in connection with future Option or right grants under the Plan. In addition, Shares that have been subject to SARs exercised for cash, whether granted in connection with or independently of options, shall again be available for distribution under the Plan. Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

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     5.   Administration.
          --------------

             (a) Procedure.
                 ---------

                     (i)   Multiple Administrative Bodies. The Plan may be
                           ------------------------------
administered by different Committees with respect to different groups of Service Providers.

                     (ii)  Section 162(m). To the extent that the
                           --------------
Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                     (iii) Rule 16b-3. To the extent desirable to qualify
                           ----------
transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                     (iv)  Other Administration. Other than as provided above,
                           --------------------
the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

        (b) Powers of the Administrator.  Subject to the provisions of the Plan,
            ---------------------------
and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                     (i) to determine the Fair Market Value of the Shares, in accordance with Section 2(n) of the Plan;

                     (ii) to select the Consultants and Employees to whom Options and Rights may be granted hereunder;

                     (iii) to determine whether and to what extent Options and Rights or any combination thereof, are granted hereunder;

                     (iv) to determine the number and type of Shares to be covered by each Option and Right granted hereunder;

                     (v)   to approve forms of agreement for use under the Plan;

                     (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Right or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                     (vii) to construe and interpret the terms of the Plan;

               (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

               (ix) to determine whether and under what circumstances an Option or Right may be settled in cash instead of Shares or Shares instead of cash;

               (x) to modify or amend each Option or Right (subject to Section 13 of the Plan);

               (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Right previously granted by the Administrator;

               (xiii) to determine the terms and restrictions applicable to Options and Rights and any Restricted Stock; and

               (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

           (c) Effect of Administrator's Decision.  The Administrator's
               ----------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Rights.

    6.   Duration of the Plan.  The Plan shall remain in effect until terminated
         --------------------
by the Board under the terms of the Plan, provided that in no event may Incentive Stock Options be granted under the Plan later than 10 years from the date the Plan was adopted by the Board.

    7.   Options and SARs.
         ----------------

           (a) Options.  The Administrator, in its discretion, may grant Options
               -------
to eligible participants and shall determine whether such Options shall be Incentive Stock Options or Nonstatutory Stock Options. Each Option shall be evidenced by a Notice of Grant which shall expressly identify the Options as Incentive Stock Options or as Nonstatutory Stock Options and be in such form and contain such provisions as the Administrator shall from time to time deem appropriate. Without limiting the foregoing, the Administrator may at any time authorize the Company, with the consent of the respective recipients, to issue new Options or Rights in exchange for the surrender and cancellation of outstanding Options or Rights. Option agreements shall contain the following terms and conditions:

          (i)   Exercise Price; Number of Shares.  The per share exercise price
                --------------------------------
for the Shares issuable pursuant to an Option shall be such price as is determined by the Administrator; provided, however, that in no event shall the
                                 --------
price of an Option or Stock Appreciation Right be less than 100% of the Fair Market Value of the Shares on the date the Option or Stock Appreciation Right is granted, subject to any additional conditions set out in Section 7(a)(iv) below.

The Notice of Grant shall specify the number and type of Shares to which it pertains.

          (ii)  Waiting Period and Exercise Dates.  At the time an Option is
                ---------------------------------
granted, the Administrator will determine the terms and conditions to be satisfied before Shares may be purchased, including the dates on which Shares subject to the Option may first be purchased. The Administrator may specify that an Option may not be exercised until the completion of the service period specified at the time of grant. (Any such period is referred to herein as the "waiting period.") At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised, which shall not be earlier than the end of the waiting period, if any, nor, in the case of an Incentive Stock Option, later than ten (10) years, from the date of grant.

          (iii) Form of Payment.  The consideration to be paid for the
                ---------------
Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of:

                (1)  cash;

                (2)  check;

                (3)  promissory note;

                (4) other Shares which (1) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, (2) have a Fair Market Value on the date of surrender not greater than the aggregate exercise price of the Shares as to which said Option shall be exercised and (3) are of the same class of stock as the Shares to be purchased;

                (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

                (6)  any combination of the foregoing methods of payment; or

                (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

          (iv)  Special Incentive Stock Option Provisions.  In addition to the
                -----------------------------------------
foregoing, Options granted under the Plan which are intended to be Incentive Stock Options under Section 422 of the Code shall be subject to the following terms and conditions:

             (1) Dollar Limitation. To the extent that the aggregate Fair Market
                -----------------
Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent and any Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all plans of the Company and any Parent and Subsidiary exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other Incentive Stock Option is granted.

       (v)   Option Grant Limitations.  The following limitations will apply to
             ------------------------
each Option grant:

             (1) No Employee or Consultant shall be granted, in any fiscal year of the Company, an Option to purchase more than 500,000 Shares.

             (2) In connection with his or her initial service or upon Promotion, an Employee or Consultant may be granted Options to purchase up to an additional 1,000,000 Shares which shall not count against the limit set forth in subsection (1) above. "Promotion" shall mean a change in title of the Employee or Consultant which involves a substantial change in his or her duties and responsibilities; provided, however, that an Employee or Consultant will not be deemed to receive more than one Promotion during any fiscal year for the purposes of this Section 7(a)(v).

             (3) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 11.

             (4) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the canceled Option will be counted against the limits set forth in subsections (1) and (2) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

       (vi)  Other Provisions.  Each Option granted under the Plan may contain
             ----------------
such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator.

       (vii) Buyout Provisions.  The Administrator may at any time offer
             -----------------
to buyout for a payment in cash, promissory note or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     (b)    SARs.
            ----

          (i)  In Connection with Options.  At the sole discretion of the
               --------------------------
Administrator, SARs may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to SARs that are granted in connection with Options:

               (1) The SAR shall entitle the Optionee to exercise the SAR by surrendering to the Company unexercised the corresponding portion of the related Option. The Optionee shall receive in exchange from the Company an amount equal to the excess of (1) the Fair Market Value on the date of exercise of the SAR of the Shares covered by the surrendered portion of the related Option over (2) the exercise price of the Shares covered by the surrendered portion of the related Option. Notwithstanding the foregoing, the Administrator may place limits on the amount that may be paid upon exercise of an SAR; provided, however, that
                                                     --------
such limit shall not restrict the exercisability of the related Option.

               (2) When an SAR is exercised, the related Option, to the extent surrendered, shall cease to be exercisable.

               (3) An SAR shall be exercisable only when and to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires.

               (4) An SAR may only be exercised at a time when the Fair Market Value of the Shares covered by the related Option exceeds the exercise price of the Shares covered by the related Option.

         (ii)  Independent of Options.  At the sole discretion of the
               ----------------------
Administrator, SARs may be granted without related Options. The following provisions apply to SARs that are not granted in connection with Options:

               (1) The SAR shall entitle the Optionee, by exercising the SAR, to receive from the Company an amount equal to the excess of (1) the Fair Market Value of the Shares covered by the exercised portion of the SAR, as of the date of such exercise, over (2) the Fair Market Value of the Shares covered by the exercised portion of the SAR, as of the last market trading date prior to the date on which the SAR was granted; provided, however, that the Administrator may
                                   --------
place limits on the aggregate amount that may be paid upon exercise of an SAR.

               (2) SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Optionee's SAR agreement.

         (iii) Form of Payment.  The Company's obligation arising upon the
               ---------------
exercise of an SAR may be paid in Shares or in cash, or in any combination of Shares and cash, as the Administrator, in its sole discretion, may determine. Shares issued upon the exercise of an SAR shall be valued at their Fair Market Value as of the date of exercise.

     (c)    Method of Exercise.
            ------------------

                    (i)   Procedure for Exercise; Rights as a Stockholder.  Any
                          -----------------------------------------------
Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

     An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator (and, in the case of an Incentive Stock Option, determined at the time of grant) and permitted by the Option Agreement, consist of any consideration and method of payment allowable under subsection 7(a)(iii) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares, which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Exercise of an SAR in any manner shall, to the extent the SAR is exercised, result in a decrease in the number of Shares, which thereafter shall be available for purposes of the Plan, and the SAR shall cease to be exercisable to the extent it has been exercised.

                    (ii)  Termination of Employment or Consulting Relationship.
                          ----------------------------------------------------
event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option or SAR, but only within such period of time as is determined by the Administrator at the time of grant, not to exceed six (6) months (three
(3) months in the case of an Incentive Stock Option) from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement). To the extent that Optionee was not entitled to exercise an Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

                    (iii) Disability of Optionee.  In the event an Optionee's
                          ----------------------
Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option or SAR, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement). To the extent that Optionee was not entitled to exercise an

Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

               (iv) Death of Optionee.  In the event of an Optionee's death, the
                    -----------------
Optionee's estate or a person who acquired the right to exercise the deceased Optionee's Option or SAR by bequest or inheritance may exercise the Option or SAR, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement). To the extent that Optionee was not entitled to exercise an Option or SAR at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

     8.  Stock Purchase Rights.
         ---------------------

               (a) Rights to Purchase.  Stock Purchase Rights may be issued
                   ------------------
either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number and type of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. In no event shall the purchase price be less than the minimum price required to assure compliance with applicable state law. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

               (b) Repurchase Option.  Unless the Administrator determines
                   -----------------
otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

               (c) Other Provisions.  The Restricted Stock Purchase Agreement
                   ----------------
shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

               (d) Rights as a Stockholder.  Once the Stock Purchase Right is
                   -----------------------
exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 11 of the Plan.

  9.   Long-Term Performance Awards.
       ----------------------------

          (a) Administration.  Long-Term Performance Awards are cash or stock
              --------------
bonus awards that may be granted either alone or in addition to other awards granted under the Plan. Subject to any minimum imposed by applicable state law, such awards may be granted for no cash consideration. The Administrator shall determine the nature, length and starting date of any performance period (the "Performance Period") for each Long-Term Performance Award, and shall determine the performance or employment factors, if any, to be used in the determination of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards are valued or have been earned. Long-Term Performance Awards may vary from participant to participant and between groups of participants and shall be based upon the achievement of Company, Subsidiary, Parent and/or individual performance factors or upon such other criteria as the Administrator may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-Term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.


          At the beginning of each Performance Period, the Administrator may determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values or number and type of Shares to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-Term Performance Award are met. Such dollar values or number and type of Shares may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Administrator.

          (b) Adjustment of Awards.  The Administrator may adjust the
              --------------------
performance factors applicable to the Long-Term Performance Awards to take into account changes in legal, accounting and tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

  10.  Non-Transferability of Options.  Unless determined otherwise by the
       ------------------------------
Administrator, Options and Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Right transferable, such Option or Right shall contain such additional terms and conditions as the Administrator deems appropriate.

  11.  Adjustments Upon Changes in Capitalization, Dissolution, Merger, or Asset
       -------------------------------------------------------------------------
Sale.
----

          (a) Changes in Capitalization.  Subject to any required action by the
              -------------------------
stockholders of the Company, the number of Shares covered by each outstanding Option and Right, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options or Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Right, as well as the price per Share covered by each such outstanding Option or Right, shall be appropriately adjusted by the Board, in its discretion, for any increase or decrease in the number or type of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, conversion or reclassification, or any other increase or decrease in the number of issued Shares. Such adjustment by the Board shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or Right.

          (b) Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, to the extent that an Option or Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option or Right shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option or Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Right would not otherwise be exercisable.

          (c) Merger or Asset Sale.  In the event of a merger of the Company
              --------------------
with or into another corporation, or the sale of substantially all of the assets of the Company (except as otherwise provided for in Section 11(c) below), each outstanding Option or Right shall be assumed or an equivalent Option or Right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or Right or to substitute an equivalent option or right, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option or Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Right shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Right will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Right shall be considered assumed if, immediately following the merger or sale of assets, the Option or Right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such
                                     --------
consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the Optionee, provide for the consideration to be received upon the exercise of the Option or Right, for each Share of Optioned Stock subject to the Option or Right, to be solely common stock of the successor corporation or its Parent equal in Fair

Market Value to the per share consideration received by holders of Shares in the merger or sale of assets.

     (d) Other Changes to Shares.  In the event of any redemption or conversion
         -----------------------
of either Shares (including any partial redemption or conversion), or in the event of the sale of all or substantially all of the business represented by the Shares, or any other occurrence affecting the majority of outstanding Shares, the Board may, if it so determines in the exercise of its sole discretion, (i) make appropriate adjustments to the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option under the Plan, (ii) make outstanding Options fully exercisable and vested prior to any such redemption, conversion, sale, or other occurrence, (iii) impose a date of termination of outstanding Options to occur no later than the date of any such redemption, conversion, sale, or other occurrence or (iv) provide for any combination of (i), (ii) and (iii) above. The determination of the Board pursuant to this Section 9(d) shall be final, binding and conclusive.

  12.  Date of Grant.  The date of grant of an Option or Right shall be, for all
       -------------
purposes, the date on which the Administrator makes the determination granting such Option or Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

  13.  Amendment and Termination of the Plan.
       -------------------------------------

       (a) Amendment and Termination.  The Board may at any time amend, alter,
           -------------------------
suspend or terminate the Plan.

       (b) Stockholder Approval.  The Company shall obtain stockholder
           --------------------
approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Laws.

       (c) Effect of Amendment or Termination.  No amendment, alteration,
           ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

  14.  Conditions Upon Issuance of Shares.
       ----------------------------------

       (a) Legal Compliance.  Shares shall not be issued pursuant to the
           ----------------
exercise of an Option or Right unless the exercise of such Option or Right and the issuance and delivery of such Shares shall comply with Applicable Laws.

       (b) Investment Representations.  As a condition to the exercise of an
           --------------------------
Option or Right, the Company may require the person exercising such Option or Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

  15.  Liability of Company.
       --------------------

            (a) Inability to Obtain Authority.  The inability of the Company to
                -----------------------------
obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

            (b) Grants Exceeding Allotted Shares.  If the Optioned Stock
                --------------------------------
covered by an Option or Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option or Right shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13(b) of the Plan.

  16.  Reservation of Shares.  The Company, during the term of this Plan, will
       ---------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  17.  Effective Date.  The Plan, as amended and restated herein, is effective
       --------------
as of May 29, 2001.